Exhibit 99.1
Medley Capital Corporation Announces June 30, 2020 Financial Results

NEW YORK, NY (August 7, 2020) - Medley Capital Corporation (NYSE: MCC) (TASE: MCC) (the “Company”) today announced financial results for the quarter ended June 30, 2020.

Third Quarter Summary
•Net asset value of $149.3 million, or, $54.83 per share, vs. $141.7 million, or, $52.04 per share, at March 31, 2020
•Net investment loss of $(0.26) per share
•Fully repaid Series A Israeli Notes (the “Israeli Notes”)
•The board of directors did not declare a dividend this quarter

Post Quarter End Summary
•Completed a one-for-twenty reverse stock split on July 24, 20201

Portfolio Investments

The total value of our investments was $250.6 million at June 30, 2020. During the quarter ended June 30, 2020, the Company originated $2.9 million of investments and had $17.3 million of repayments and sales, resulting in net repayments and sales of $14.4 million. As of June 30, 2020, the Company had investments in securities of 43 portfolio companies with approximately 42.8% consisting of senior secured first lien investments, 5.3% consisting of senior secured second lien investments, 1.3% consisting of unsecured debt, 18.8% in MCC Senior Loan Strategy JV and 31.8% in equities / warrants. As of June 30, 2020, the weighted average yield based upon the cost basis of our income bearing portfolio investments, excluding cash and cash equivalents, was 8.8%.

Results of Operations

For the three months ended June 30, 2020, the Company reported net investment loss per share and net income per share of $(0.26) and $2.79, respectively, calculated based upon the weighted average shares outstanding.

For the nine months ended June 30, 2020, the Company reported net investment loss per share and net loss per share of $(0.68) and $(24.63), respectively, calculated based upon the weighted average shares outstanding.

Investment Income

For the three months ended June 30, 2020, total investment income was approximately $4.3 million and consisted of $2.9 million of portfolio interest income, $1.2 million of dividend income and $0.2 million of fee income.

For the nine months ended June 30, 2020, total investment income was approximately $17.1 million and consisted of $11.4 million of portfolio interest income, $4.7 million of dividend income, $0.4 million of interest from cash and cash equivalents and $0.6 million of fee income.

Expenses

On June 12, 2020, the Company entered into an expense support agreement (the "ESA") with MCC Advisors LLC and Medley LLC, pursuant to which MCC Advisors LLC and Medley LLC agreed (jointly and severally) to cap the management fee and all of the Company's other operating expenses (except interest expenses, certain extraordinary strategic transaction expenses, and other expenses approved by the special committee of the board of directors) at $667,000 per month (the "Cap"). The Cap became effective on June 1, 2020 and expires on September 30, 2020.

For the three months ended June 30, 2020, total expenses before the ESA were approximately $5.4 million and consisted of the following: base management fees of $1.3 million, interest and financing expenses of $2.7 million, net professional fees of $(0.5) million, administrator expenses of $0.6 million, directors’ fees of $0.4 million, and other general and administrative related expenses of $0.9 million. During the month of June, total expenses subject to the Cap were $1.0 million, which resulted in $0.3 million of expense support due from MCC Advisors LLC. After taking the ESA into account, for the three months ended June 30, 2020, total expenses were approximately $5.0 million.

For the nine months ended June 30, 2020, total expenses before the ESA were approximately $19.3 million and consisted of the following: base management fees of $5.0 million, interest and financing expenses of $12.3 million, net professional fees of $(4.8) million, administrator expenses of $1.7 million, directors’ fees of $1.0 million, and other general and administrative related expenses of $4.1 million. For the three months ended June 30, 2020, total expenses after the ESA were approximately $19.0 million.

Net Investment Income/Loss

For the three months ended June 30, 2020, the Company reported net investment loss of $(0.7) million, or $(0.26), on a weighted average per share basis.

For the nine months ended June 30, 2020, the Company reported net investment loss of $(1.9) million, or $(0.68), on a weighted average per share basis.

Net Realized and Unrealized Gains/Losses

For the three and nine months ended June 30, 2020, the Company reported net realized gains/(losses) of $(37.9) million and $(39.8) million, respectively.

For the three and nine months ended June 30, 2020, the Company reported unrealized appreciation/(depreciation) of $46.9 million and $(22.9) million, respectively.

For the three and nine months ended June 30, 2019, the Company reported a loss on extinguishment of debt of $(0.7) million and $(2.5) million, respectively.

For the three months ended June 30, 2020, the Company recorded a change in provision for deferred taxes on the unrealized depreciation on investments of $35,970. For the nine months ended June 30, 2020, the Company recorded a change in provision for deferred taxes on the unrealized appreciation on investments of $49,694.

Liquidity and Capital Resources

As of June 30, 2020, the Company had a cash balance of $52.2 million.

As of June 30, 2020, the Company had $74.0 million outstanding in aggregate principal amount of 6.50% unsecured notes due 2021 and $77.8 million outstanding in aggregate principal amount of 6.125% unsecured notes due 2023.

During the quarter ended June 30, 2020 the Company repaid the remaining $21.1 million Israeli Notes outstanding.

Dividend Declaration

The board of directors did not declare a dividend this quarter.

Financial Statements

Medley Capital Corporation
Consolidated Statements of Assets and Liabilities
(in thousands, except share and per share data)

	June 30, 2020	September 30, 2019
	(unaudited)
ASSETS
Investments at fair value
Non-controlled/non-affiliated investments (amortized cost of $139,961 and $204,736, respectively)	$116,697	$189,895
Affiliated investments (amortized cost of $86,469 and $108,310, respectively)	80,257	99,540
Controlled investments (amortized cost of $117,875 and $154,601, respectively)	53,665	107,454
Total investments at fair value	250,619	396,889
Cash and cash equivalents	52,203	68,245
Restricted cash	—	16,039
Other assets	2,042	2,974
Interest receivable	663	1,592
Receivable for dispositions and investments sold	1,302	419
Fees receivable	119	109
Total assets	$306,948	$486,267

LIABILITIES
Notes payable (net of debt issuance costs of $1,134 and $5,274, respectively)	$150,732	$251,732
Accounts payable and accrued expenses	4,376	11,957
Interest and fees payable	802	2,905
Management and incentive fees payable	1,317	2,231
Administrator expenses payable	265	862
Deferred revenue	29	103
Due to affiliate	31	44
Deferred tax liability	50	—
Total liabilities	$157,602	$269,834

NET ASSETS
Common stock, par value $0.001 per share, 100,000,000 common shares authorized, 2,723,711 and 2,723,711 common shares issued and outstanding, respectively	$3	$3
Capital in excess of par value	673,584	673,584
Total distributable earnings/(loss)	(524,241)	(457,154)
Total net assets	149,346	216,433
Total liabilities and net assets	$306,948	$486,267

NET ASSET VALUE PER SHARE(1)	$54.83	$79.46

(1) Authorized, issued and outstanding common shares and net asset value per share have been adjusted for the periods shown to reflect the one-for-twenty reverse stock split effected on July 24, 2020 on a retroactive basis.

Medley Capital Corporation
Consolidated Statements of Operations
(in thousands, except share and per share data)

	For the three months ended June 30		For the nine months ended June 30
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INVESTMENT INCOME
Interest from investments
Non-controlled/non-affiliated investments:
Cash	$1,961	$5,663	$7,499	$21,250
Payment-in-kind	138	306	465	1,484
Affiliated investments:
Cash	292	496	691	1,708
Payment-in-kind	487	669	2,141	2,285
Controlled investments:
Cash	—	86	85	249
Payment-in-kind	—	819	501	2,609
Total interest income	2,878	8,039	11,382	29,585
Dividend income	1,225	2,012	4,725	6,104
Interest from cash and cash equivalents	4	140	377	513
Fee income	202	1,203	618	1,981
Total investment income	4,309	11,394	17,102	38,183

EXPENSES
Base management fees	1,317	2,689	4,967	8,958
Incentive fees	—	—	—	—
Interest and financing expenses	2,736	6,834	12,312	18,741
General and administrative	540	1,162	3,140	4,647
Administrator expenses	615	762	1,743	2,462
Insurance	334	127	988	364
Directors fees	347	420	960	1,089
Professional fees, net	(512)	3,223	(4,797)	14,580
Expenses before expense support reimbursement and management and incentive fee waivers	5,377	15,217	19,313	50,841
Expense support reimbursement	(349)	—	(349)	—
Management fee waiver	—	—	—	—
Incentive fee waiver	—	—	—	—
Total expenses net of management and incentive fee waivers	5,028	15,217	18,964	50,841
NET INVESTMENT INCOME	(719)	(3,823)	(1,862)	(12,658)

REALIZED AND UNREALIZED GAIN/(LOSS) ON INVESTMENTS
Net realized gain/(loss) from investments
Non-controlled/non-affiliated investments	(532)	(8,963)	(690)	(24,762)
Affiliated investments	—	—	—	—
Controlled investments	(37,390)	—	(39,076)	(51,539)
Net realized gain/(loss) from investments	(37,922)	(8,963)	(39,766)	(76,301)
Net unrealized appreciation/(depreciation) on investments
Non-controlled/non-affiliated investments	7,380	5,159	(8,423)	25,324
Affiliated investments	8,137	(653)	2,558	(6,127)
Controlled investments	31,389	(20,155)	(17,062)	6,764
Net unrealized appreciation/(depreciation) on investments	46,906	(15,649)	(22,927)	25,961
Change in provision for deferred taxes on unrealized (appreciation)/depreciation on investments	36	—	(50)	—
Net loss on extinguishment of debt	(697)	(1,806)	(2,481)	(1,929)
Net realized and unrealized gain/(loss) on investments	8,323	(26,418)	(65,224)	(52,269)
NET INCREASE/(DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$7,604	$(30,241)	$(67,086)	$(64,927)

WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS PER COMMON SHARE(1)	$2.79	$(11.10)	$(24.63)	$(23.84)
WEIGHTED AVERAGE - BASIC AND DILUTED NET INVESTMENT INCOME PER COMMON SHARE(1)	$(0.26)	$(1.40)	$(0.68)	$(4.65)
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING - BASIC AND DILUTED(1)	2,723,711	2,723,711	2,723,711	2,723,711
DIVIDENDS DECLARED PER COMMON SHARE(2)	$—	$—	$—	$3.00
(1) Basic and diluted shares has been adjusted for the periods shown to reflect the one-for-twenty reverse stock split effected on July 24, 2020 on a retroactive basis.

(2) Dividends declared per common share has been adjusted for the periods shown to reflect the one-for twenty reverse stock split effected on July 24, 2020 on a retroactive basis.

ABOUT MEDLEY CAPITAL CORPORATION

Medley Capital Corporation is a closed-end, externally managed business development company ("BDC") that has common stock which trades on the New York Stock Exchange (NYSE: MCC) and the Tel Aviv Stock Exchange (TASE: MCC) and has outstanding bonds which trade on the New York Stock Exchange under the symbols (NYSE: MCV) and (NYSE: MCX) . Medley Capital Corporation's investment objective is to generate current income and capital appreciation by lending to privately-held middle market companies, primarily through directly originated transactions, to help these companies expand their businesses, refinance and make acquisitions. Our portfolio generally consists of senior secured first lien loans and senior secured second lien loans. Medley Capital Corporation is externally managed by MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. For additional information, please visit Medley Capital Corporation at www.medleycapitalcorp.com.

ABOUT MCC ADVISORS LLC

MCC Advisors LLC is a subsidiary of Medley Management Inc. (NYSE: MDLY, “Medley”). Medley is an alternative asset management firm offering yield solutions to retail and institutional investors. Medley’s national direct origination franchise is a premier provider of capital to the middle market in the U.S. Medley has $3.8 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE: MCC) (TASE: MCC) and Sierra Income Corporation, and several private investment vehicles. Over the past 18 years, we have provided capital to over 400 companies across 35 industries in North America.2 For additional information, please visit Medley Management Inc. at www.mdly.com.

Medley LLC, the operating company of Medley Management Inc., has outstanding bonds which trade on the New York Stock Exchange under the symbols (NYSE:MDLX) and (NYSE:MDLQ).

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking” statements, including statements regarding the impact of the ESA. Such forward-looking statements reflect current views with respect to future events and financial performance, and the Company may make related oral forward-looking statements on or following the date hereof. Statements that include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this material or similar oral statements for purposes of the U.S. federal securities laws or otherwise. Forward-looking statements include, but are not limited to, the introduction, withdrawal, success and timing of business initiatives and strategies; changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets, which could result in changes in the value of our assets; the relative and absolute investment performance and operations of MCC Advisors LLC; our business prospects and the prospects of our portfolio companies; the uncertainty regarding actual level of expenses the Company incurs that may not be materially lower than current expenses due to a variety of factors, such as unexpected expenses not covered by the ESA; and uncertainties associated with the impact from the COVID-19 pandemic, including its impact on the global and U.S. capital markets and the global and U.S. economy, the length and duration of the COVID-19 outbreak in the United States as well as worldwide and the magnitude of the economic impact of that outbreak, the effect of the COVID-19 pandemic on our business prospects and the operational and financial performance of our portfolio companies, including our and their ability to achieve their respective objectives, and the effect of the disruptions caused by the COVID-19 pandemic on our ability to continue to effectively manage our business.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the “Risk Factors” and other sections of the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q. The forward-looking statements in this press release represent the Company’s views as of the date of hereof. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company does not have any current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to the date of this material.

SOURCE: Medley Capital Corporation

Investor Relations Contact:
Sam Anderson
Head of Capital Markets & Risk Management
Medley Management Inc.
212-759-0777

Media Contact:
Jonathan Gasthalter/Nathaniel Garnick
Gasthalter & Co. LP
212-257-4170

1 All per share data in this press release has been adjusted for periods shown to reflect the one-for-twenty reverse stock split effected on July 24, 2020 on a retroactive basis.

2 Medley Management Inc. is the parent company of Medley LLC and several registered investment advisors (collectively, “Medley”). Assets under management refers to assets of Medley’s funds, which represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund level, including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). Assets under management are as of March 31, 2020.